Exhibit 10.18

DEED OF SUBLEASE AGREEMENT

THIS DEED OF SUBLEASE AGREEMENT (this “Sublease”) is made and entered into this 7th day of March, 2011 by and between MDxHealth, Inc. (formerly known as OncoMethylome Sciences, Inc.), a Delaware corporation (“Sublandlord”), and Chimerix, Inc., a Delaware corporation (“Subtenant”).

WITNESSETH:

A.           Pursuant to the Prime Lease (hereinafter defined), Prime Landlord (hereinafter defined) has leased to Sublandlord the Premises (hereinafter defined); and

B.           Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises (hereinafter defined), subject to the terms and conditions of the Prime Lease and the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.            Definitions. For purposes of this Sublease, the following terms shall have the meanings indicated:

Additional Rent. As defined in Section 5(c) hereof.

Monthly Base Rent. As defined in Section 5(a) hereof.

Building. That certain office building having a street address of 2505 Meridian Parkway, Durham NC.

Premises. A portion of the third (3rd) floor of the Building consisting of approximately three thousand four hundred thirty-three (3,433) square feet of rentable area, as more particularly described in the Prime Lease.

Prime Landlord. ACP 2505 MERIDIAN LLC, a Delaware limited liability company (as successor in interest to CMD Properties, Inc.), and its successors and assigns in, to and under the Prime Lease.

Prime Lease. That certain Office Lease dated March 24, 2003 by and between Prime Landlord, as “landlord” thereunder, and Sublandlord, as “tenant” thereunder (the “Original Lease”), as amended by that certain Lease Amendment One dated August 29, 2006 (the “First Amendment”), that certain Second Amendment to Office Lease dated December 19, 2008 (the “Second Amendment”), and that certain Third Amendment to Office Lease dated March 1, 2010 (the “Third Amendment”), copies of which are attached hereto as Exhibit B. All other capitalized terms used but not defined herein shall have the same meaning as those defined in the Prime Lease.

2.           Demise. Sublandlord hereby leases and demises to Subtenant, and Subtenant hereby leases and hires from Sublandlord, the Premises for the Term (hereinafter defined) and on the terms and conditions hereinafter set forth.

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3.           Term. The term of this Sublease (the “Initial Term”) shall commence the later of March 15, 2011 or the date on which Sublandlord delivers to Subtenant a copy of Prime Landlord’s written consent to this Sublease (the “Commencement Date”) and shall continue until the first anniversary of the Commencement Date. Thereafter, unless either party has given written notice to the other at least thirty (30) days prior to such first anniversary of its decision not extend this Sublease, the term of this Sublease (the “Extension Term” and, together with the Initial Term, the “Term”) shall be month-to-month and, except as otherwise provided herein, shall continue until either party shall give at least thirty (30) days prior written notice to the other of its intent to terminate this Sublease. In the event either party timely receives such notice from the other during the Initial Term, the Term of this Sublease shall expire on the first anniversary of the Commencement Date or, in the alternate, if either party timely receives such notice from the other during the Extension Term, the Term of this Sublease shall expire on the thirtieth (30th) day after receipt of said notice (in either case, the “Termination Date”). In no event shall the term of this Sublease extend beyond June 30, 2015. This Sublease shall automatically terminate upon the termination of the Prime Lease, in which case Subtenant shall surrender possession of the Premises on or before the termination date stated in Sublandlord’s notice.

4.           Condition of Premises.

(a)          Commencement Date. On the Commencement Date, Sublandlord shall deliver, and Subtenant shall accept possession of, the Premises in their “as is” condition as of the Commencement Date. Subtenant acknowledges that Sublandlord makes no representation or warranty as to the condition, safety, repair or habitability of the Premises, and shall be under no obligation to make, or pay for, any repair, replacement, renovation or improvement to the Premises prior to or during the Term. Subtenant’s taking possession of the Premises shall be conclusive evidence that Subtenant accepts the Premises as suitable for the purposes for which they are leased and that Subtenant waives any defects in the Premises and the Building.

(b)          Alterations. Except as hereinafter set forth, Subtenant shall not make or permit to be made, any improvements, additions, alterations, painting, carpeting or decorations, structural or otherwise, in or to the Premises or the Building without obtaining the prior written consent of Sublandlord and Prime Landlord, such consent shall not be unreasonably withheld, conditioned or delayed. Commencing immediately upon the Commencement Date and at Subtenant’s sole cost and expense and subject to the applicable terms of the Prime Lease, Subtenant shall perform the following Work, in a workmanlike manner, free of any material defects and in substantial compliance with all codes and regulations: installation of a door in the hallway to the left of Subtenant’s suite door, code access and call button on the first floor to restrict third floor elevator access, and hardware in third floor stairwells to restrict access to lower floors only (“Subtenant Work”). Without limiting the terms of Article 23 of the Prime Lease, Sublandlord may require Subtenant to promptly remove, at Subtenant’s sole cost and expense, such Subtenant Work improvements and restore the Premises to substantially the same condition, as of the Termination Date (or prior to such Termination Date if necessary for Sublandord’s access and use of the Premises).

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(c)          Furniture, Fixtures, Equipment Currently Located in the Sublet Premises. Provided Subtenant shall not be in default under the terms of this Sublease Agreement beyond any applicable cure period, Subtenant shall have the right to use in its normal business operations all of the furniture, fixtures and equipment identified on Exhibit C attached hereto and incorporated herein by reference without payment of any amounts in addition to the Monthly Base Rent or Additional Rent due hereunder. During the term hereof, Subtenant agrees to maintain all furniture, fixtures and equipment in good condition and good operating order, normal wear and tear excepted. At the expiration or earlier termination of this Sublease or Subtenant’s right of possession, all of the furniture, fixtures and equipment identified on Exhibit C shall be Sublandlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Subtenant, unless Sublandlord otherwise agrees in writing.

5.           Rent.

(a)          Base Rent. Subtenant shall pay a base monthly rent for the Premises in the amount of Five Thousand Eight Hundred and Sixty Four Dollars and Seventy One Cents ($5,864.71) (“Monthly Base Rent”) for each calendar month during the Term. Monthly Base Rent shall be payable to Sublandlord at such place or to such agent as Sublandlord may from time to time designate in writing by good check or other good funds approved by Sublandlord from time to time, in advance, the first such payment due and payable upon execution hereof by Subtenant and each monthly payment thereafter due and payable on the first day of each calendar month thereafter during the Term, without previous notice or demand therefor, and without deduction, counterclaim or set-off. In the event that the Term extends beyond the first anniversary of the Commencement Date, the amount of Monthly Base Rent shall be increased by three percent (3%) from and after such first anniversary, and by an additional three percent (3%) at and from each such subsequent anniversary thereafter during the Term.

(b)          Additional Rent. Except for the Monthly Base Rent, any sums required to be paid by Subtenant under the terms of this Sublease (including Subtenant’s obligation to pay) and any charges or expenses incurred by Sublandlord on behalf of Subtenant under this Sublease shall constitute additional rent (“Additional Rent”), and Sublandlord shall have the same rights and remedies for the non-payment thereof as are available to Sublandlord for the non-payment of Monthly Base Rent.

(c)          Late Charge. In the event any installment of Monthly Base Rent or Additional Rent due hereunder is not paid within five (5) business days after it is due, then Subtenant shall also pay to Sublandlord, as Additional Rent, a late payment fee equal to five percent (5%) of such delinquent installment of Monthly Base Rent and/or Additional Rent, as the case may be.

6.           Security Deposit. Sublandlord acknowledges receipt from Subtenant of a security deposit in the amount of Five Thousand Eight Hundred and Sixty Four Dollars and Seventy One Cents ($5,864.71) (the “Security Deposit”) to be held by Sublandlord during the Term as collateral security (and not prepaid rent), for the payment of Monthly Base Rent and Additional Rent and for the faithful performance by Subtenant of all other covenants, conditions and agreements of this Lease. Landlord shall not be obligated to hold the Security Deposit in a separate account. Upon the occurrence of an Event of Default (hereinafter defined), Sublandlord, at its option and without prejudice to any other remedy which Sublandlord may have, may apply all or part of the Security Deposit to compensate Sublandlord for the payment of Monthly Base Rent or Additional Rent, or any loss or damage sustained by Sublandlord. Subtenant shall restore the Security Deposit to the original sum deposited upon demand. Provided that Subtenant shall have made all payments and performed all covenants and agreements of this Sublease, the Security Deposit shall be repaid to Subtenant within thirty (30) days after the expiration of this Sublease or the vacation of the Premises by Subtenant, whichever is later.

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7.           Building Operating Expenses and Taxes. As between Subtenant and Sublandlord, Sublandlord shall be solely responsible for payment of all operating expenses and taxes set forth in Section 6 of the Third Amendment, and such amounts shall not be included as Additional Rent under Section 5(b) of this Sublease.

8.           Assignment and Sub-subletting. Subtenant shall not, without the prior written consent of Sublandlord and Prime Landlord, which consent may be granted or withheld in Sublandlord’s and Prime Landlord’s reasonable discretion: (i) assign this Sublease or any of its rights hereunder; (ii) further sublet the Premises or any part thereof to any other person or entity; (iii) permit the use of the Premises by any person or entity other than Subtenant, or its employees and agents approved in advance by Sublandlord at Sublandlord’s sole discretion; or (iv) permit the assignment or other transfer of this Sublease or any of Subtenant’s rights hereunder by operation of law. Neither the consent by Sublandlord to any assignment, transfer or sub-subletting, nor the acceptance or collection of rent from any assignee, transferee or sub-subtenant, shall be construed as a release of Subtenant from liability for each and every term or obligation of this Sublease. No consent by Sublandlord to any assignment, transfer or sub-subletting in any one instance shall constitute a waiver of the necessity for such consent in any subsequent instance. Any attempted assignment or sub-subletting of the Premises by Subtenant in violation of the terms and provisions of this Section 8 shall be void and of no force and effect.

9.           Prime Lease.

(a)          Incorporation of Prime Lease. Sublandlord’s rights in and to the Premises are governed by the Prime Lease. This Sublease shall be subject and subordinate in all respects to the Prime Lease, and except for those in which by their nature or purport are inapplicable to the subleasing of the Premises and: (i) Articles 1(C), 1(G), 1(H), 1(J), 1(N), 1(O), 2(B), 2(C), 2(D), 3(A), 3(B), 3(C), 3(E), 3(G), 3(H), 3(J), 4 (second paragraph and references to Improvements in first paragraph), 13, and 16 of the Original Lease, (ii) Sections 3, 7(a), 7(b), 8 and 10 of the First Amendment, (iii) Sections 4, 6, 8, 9 and 10 of the Second Amendment, and (iv) Sections 4(B), 4(C), 4(D), 5, 7, 8 and 12 of the Third Amendment; or as otherwise herein provided, as between Sublandlord and Subtenant, all of the terms, provisions, covenants and conditions contained in the Prime Lease are made a part of this Sublease, Sublandlord being substituted for “Landlord” and Subtenant for “Tenant,” it being understood that such rights and obligations of Tenant as are contained in the same, and as the same relate to the Premises, during the term of this subletting, are hereby granted to or imposed on Subtenant in the same manner as if Subtenant had been Tenant in same. Except as otherwise set forth in this Sublease, if Subtenant breaches any term, covenant or condition of this Sublease, Sublandlord shall have all the rights and remedies against Subtenant as would be available to Prime Landlord under the Prime Lease.

(b)          Termination of Prime Lease. Subtenant shall not cause or permit any act which would give Prime Landlord the right to terminate the Prime Lease prior to the stated expiration of the term thereof. Subtenant shall indemnify and hold harmless Sublandlord from and against any loss, liability, claim, cost or expense (including reasonable attorneys’ fees) incurred by Sublandlord as a result of any termination of the Prime Lease resulting from any such act or omission by Subtenant; provided that Subtenant’s breach or default was not caused by a breach or default by Sublandlord under the Prime Lease.

(c)          Rights to the Premises. Notwithstanding any provision contained herein to the contrary, during the Term, the Subtenant shall have no greater rights in and to the Premises than Sublandlord shall have, from time to time, in and to the Premises under the Prime Lease.

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Without the express written consent of the Prime Landlord, Subtenant shall not have the right to exercise any options to renew, extend, negotiate or terminate the Prime Lease to the extent such options are exercisable by Sublandlord.

(d)          Base Building Services. Subtenant acknowledges that all utilities and services to the Premises, including without limitation water, heating, and air-conditioning, shall be provided by the Prime Landlord and such utilities and services shall be provided at no additional charge to Subtenant and Subtenant agrees that Sublandlord shall not be responsible for providing, or ensuring the provision of same. Subtenant expressly acknowledges that Sublandlord is not responsible for complying with any terms of the Prime Lease which, by their nature, are the sole obligations of the landlord thereunder.

(e)          Prime Landlord Approval. This Sublease shall not be effective unless and until approved by the Prime Landlord in writing. Sublandlord shall use its commercially reasonable efforts to obtain such approval from the Prime Landlord. Subtenant agrees to promptly provide to Sublandlord any and all information regarding Subtenant, including without limitation financial statements and tax returns, that Prime Landlord may reasonably request and Subtenant shall otherwise cooperate to satisfy any reasonable requirement Prime Landlord may impose as a condition to its consent to this Sublease.

(f)          Termination of Prime Lease by Sublandlord. In the event of a default under the Prime Lease that results in the termination of the Prime Lease, Subtenant shall, at the option of Prime Landlord, attorn and recognize Prime Landlord as Sublandlord hereunder and shall, promptly upon Prime Landlord’s request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition; provided that Sublandlord’s default was not caused by a default by Subtenant under the Prime Lease. Subtenant shall have the right, but not the obligation, to cure any Sublandlord default under the Prime Lease. Sublandlord shall neither do nor permit anything to be done which would cause a default under the Prime Lease, or termination or forfeiture by reason of any right of termination or forfeiture, reserved or vested in the Prime Landlord under the Prime Lease. Sublandlord shall indemnify and hold Subtenant harmless from and against any loss, liability, claim, cost or expense (including reasonable attorneys’ fees) incurred by Subtenant as a result of any termination of the Prime Lease resulting from any such act or omission by Sublandlord; provided that Sublandlord’s breach or default was not caused by a breach or default by Subtenant under the Prime Lease.

10.          Restrictions on Use. Subtenant shall use the Premises for general office use and for no other purpose. Subtenant shall not (i) commit waste on or to the Premises or the Building; (ii) use the Premises for any unlawful purpose or in violation of any municipal laws or regulations, insurance requirements or any certificate(s) of occupancy; and (iii) suffer any dangerous article to be brought on the Premises unless safeguarded as required by law. The Premises shall not be used by Subtenant for any unlawful, immoral or improper purpose.

11.          Sublandlord Right to Cure. If Subtenant shall breach any term, covenant or condition of this Sublease with regard to the making of any payment or the doing of any act, which results or may result in the occurrence of a default under the Prime Lease, then in addition to any rights and remedies available to Sublandlord hereunder or under the Prime Lease, Sublandlord shall have the right to make such payment or to do such act, provided that the making of such payment or the doing of such act by Sublandlord shall not operate to cure such default. Any payments made, and any costs or expenses (including reasonable attorneys’ fees) incurred, by Sublandlord in connection with its exercise of its rights under this Section 11, shall bear interest at eight percent (8%) per annum (or the highest rate allowable under applicable law, if less) from the date incurred until payment in full by Subtenant. Subtenant shall reimburse Sublandlord for the cost incurred by Sublandlord in making such payment or doing such act within ten (10) days of receipt of a bill therefor.

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12.          Indemnification. Subtenant shall indemnify and save Sublandlord, Prime Landlord and their respective partners, agents and employees harmless from and against all liability, claims, suits, judgments, damages, costs and expenses (including reasonable attorneys’ fees) to which any of them may be subject or suffer, arising from or in connection with (i) the use or occupancy of the Premises, (ii) any default on the part of Sublandlord under the Prime Lease which results, directly or indirectly, from the failure of Subtenant to perform any obligation of the “tenant” under those provisions of the Prime Lease incorporated in this Sublease; (iii) any default by Subtenant in performing any of its covenants under this Sublease; or (iv) any termination of the Prime Lease resulting from any act or omission of Subtenant, its employees or agents. Sublandlord shall indemnify and save Subtenant and its respective partners, agents and employees harmless from and against all liability, claims, suits, judgments, damages, costs and expenses (including reasonable attorneys’ fees) to which any of them may be subject or suffer, arising from or in connection with any default by Sublandlord in performing any of its covenants under this Sublease. Neither Sublandlord nor Subtenant shall be liable to the other hereunder for special, indirect, or consequential damages.

13.          Default of Subtenant. If (a) Subtenant shall fail to pay any installment twice within any twelve (12) month period of Monthly Base Rent and such failure shall continue for a period of five (5) days after the date such rent shall be due; (b) Subtenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Subtenant and such violation or failure shall continue for a period of fifteen (15) days after written notice thereof to Subtenant by Sublandlord; (c) any default under the Prime Lease occurs which results, directly or indirectly, from the failure of Subtenant to perform any obligation of the “tenant” under those provisions of the Prime Lease incorporated in this Sublease; (d) any termination of the Prime Lease occurs which results from any act or omission of Subtenant, its employees or agents; or (e) Subtenant shall abandon or vacate (except in the case of a permitted assignment or subletting in accordance with Section 8 hereof) the Premises before the Termination Date of this Sublease, then and in any of said events (each an “Event of Default”) Sublandlord shall have the right, at its election, then or at any time thereafter while such Event of Default shall continue, either:

(a)          To give Subtenant written notice of Sublandlord’s intent to terminate this Sublease on the date of such notice or on any later date specified therein, and on the date specified in such notice, Subtenant’s right to possession of the Premises shall cease and this Sublease shall thereupon be terminated; or

(b)          Without demand or notice, to reenter and take possession of the Premises, or any part thereof, and repossess the same as of Sublandlord’s former estate and expel Subtenant and those claiming through or under Subtenant and remove the effects of both or either, by summary proceedings, or by action at law or in equity or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or breach of covenant. If Sublandlord elects to reenter under this Section 13(b), Sublandlord may terminate this Sublease, or, from time to time, without terminating this Sublease, may relet the Premises, or any part thereof, as agent for Subtenant for such term or terms and at such rental or rentals and upon such other terms and conditions as Sublandlord may deem advisable, with the right to make alterations and repairs to the Premises. No such reentry or taking of possession of the Premises by Sublandlord shall be construed as an election on Sublandlord’s part to terminate this Sublease unless a written notice of such intention is given to Subtenant under Section 13(a), above, or unless the termination thereof be decreed by a court of competent jurisdiction at the instance of Sublandlord. SUBTENANT EXPRESSLY WAIVES ANY RIGHT TO THE SERVICE OF ANY NOTICE TO QUIT OR OTHER NOTICE OF SUBLANDLORD’S INTENTION TO REENTER PROVIDED FOR BY ANY PRESENT OR FUTURE LAW.

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If Sublandlord terminates this Sublease pursuant to this Section 13, Subtenant shall remain liable (in addition to accrued liabilities) for (i) the (A) rent and all other sums provided for in this Sublease until the date this Sublease would have expired had such termination not occurred; and (B) any and all expenses incurred by Sublandlord in the exercise of its prudent, good faith business judgment in reentering the Premises, repossessing the same, making good any default of Subtenant, painting, altering or dividing the Premises, putting the same in proper repair, protecting and preserving the same, reletting the same (including any and all attorney’s fees and disbursements and brokerage fees incurred in so doing), and any and all expenses which Sublandlord may incur in the exercise of its prudent, good faith business judgment during the occupancy of any new tenant; less (ii) the net proceeds of any reletting prior to the date when this Sublease would have expired if it had not been terminated. Subtenant agrees to pay to Sublandlord the difference between items (i) and (ii) of the foregoing sentence with respect to each month during the term of this Sublease, at the end of such month. Any suit brought by Sublandlord to enforce collection of such difference for any one month shall not prejudice Sublandlord’s right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, and without regard to whether this Sublease is terminated, Subtenant shall pay to Sublandlord all costs incurred, including reasonable attorney’s fees, with respect to any successful lawsuit or action taken or instituted by Sublandlord to enforce the provisions of this Sublease. Sublandlord shall have the right, at its sole option, to relet the whole or any part of the Premises for the whole of the unexpired term of this Sublease, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as Sublandlord, in its sole and absolute discretion, may deem advisable. Subtenant’s liability as aforesaid shall survive the institution of summary proceedings and the issuance of any warrant thereunder. Sublandlord shall be under no obligation to relet the Premises, but agrees to use reasonable efforts to do so. If Sublandlord terminates this Sublease pursuant to this Section 13, Sublandlord shall have the right, at any time, at its option, to require Subtenant to pay to Sublandlord, on demand, as liquidated and agreed final damages in lieu of Subtenant’s liability for damages hereunder, the rent and all other charges which would have been payable from the date of such demand to the date when this Sublease would have expired if it had not been terminated, minus the fair rental value of the Premises for the same period. If the Premises shall have been relet for all or part of the remaining balance of the term by Sublandlord after a default but before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting, absent proof to the contrary, shall be deemed the fair rental value of the Premises for purposes of the foregoing determination of liquidated damages. Upon payment of such liquidated and agreed final damages, Subtenant shall be released from all further liability under this Sublease with respect to the period after the date of such demand. For purposes of this Section 13, the term “rent” shall include Monthly Base Rent, Additional Rent and all other charges to be paid by Subtenant under this Sublease. All rights and remedies of Sublandlord under this Sublease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Sublandlord under applicable law. If Sublandlord is entitled to possession of the Premises pursuant to any provision hereof, Sublandlord, without notice to quit or re-enter, may re-enter and take possession of the Premises, or any part thereof, and repossess the same as of Sublandlord’s former estate and expel Subtenant and those claiming through or under Subtenant and remove the effects of both or either, by summary proceedings, or by action at law or in equity or otherwise, without being deemed guilty of trespass and without prejudice to any other remedy for default hereunder. In any action under this Sublease, Sublandlord and Subtenant hereby waive trial by jury.

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14.          Sublandlord Mail & Deliveries. Without limiting the generality of Section 9(c) of this Sublease, Sublandlord shall retain during the Term the exclusive use of its locked mailbox on the first floor and the right to receive mail and other packages directed to Suite 310 of the Building (as defined in the Prime Lease). Subtenant shall reasonably cooperate with Sublandlord to facilitate the receipt and disposition to Sublandlord, at Sublandlord’s expense and sole liability, of any mail and other deliveries to the Building addressed or directed to Sublandlord.

15.          Sublandlord’s Lien. Intentionally Deleted.

16.          Attorneys’ Fees. If any Monthly Base Rent or Additional Rent is collected by or through an attorney, or if Sublandlord shall require the services of an attorney after a breach by Subtenant of any of the terms, covenants or conditions of this Sublease, Subtenant shall pay the reasonable fees of such attorney regardless of whether formal legal proceedings have been commenced.

17.          Notices. All payments or notices required or permitted hereunder shall be in writing and (i) hand delivered; (ii) mailed, certified or registered mail, postage prepaid and return receipt requested; or (iii) sent by overnight courier service:

If to Sublandlord:	c/o ROBINSON, BRADSHAW & HINSON
1450 Raleigh Road, Suite 215
Chapel Hill, NC 27517
Attn: Hampton Dellinger

with copy to:	c/o MDxHealth SA
Tour 5 GIGA
Av. de l’Hopital 11
4000 Liège, Belgium
Attn: CEO

If to Subtenant:	Chimerix Inc.
2505 Meridian Parkway, Suite 340
Durham NC 27713

All payments and notices shall be deemed given on the date the recipient actually receives the same or would have received the same if delivery is refused. Either party may, by written notice to the other, designate a new address and/or addresses for such payments and notices.

18.         Brokerage. Sublandlord and Subtenant each represents and warrants to the other that no real estate agent, broker or finder, other than Cassidy Turley (“Subtentant’s Broker”) and Synergy Commercial Advisors (Sublandlord’s Broker) has acted for it with respect to this Sublease or the transaction contemplated hereby. Sublandlord shall pay Subtenant’s Broker any commission due and owing as a result of this Sublease pursuant to the terms of a separate agreement. Sublandlord and Subtenant each does hereby indemnify and hold the other harmless from the claim of any persons other than the Broker claiming by or through it by reason of this Sublease or the transaction contemplated hereby.

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19.         Execution. The persons executing this Sublease on behalf of Sublandlord and Subtenant, respectively, each represents and warrants that (i) he is duly authorized to execute this Sublease on behalf of such party; and (ii) such party has full power and authority to execute this Sublease and perform its obligations hereunder without the consent of any other person or entity.

20.         Construction. This Sublease (i) embodies the entire integrated agreement of Sublandlord and Subtenant with respect to Subtenant’s lease and occupancy of the Premises, and supersedes all prior agreements and understandings, whether written or oral; (ii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute but one and the same agreement; and (iii) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. If any provision of this Sublease conflicts with a provision of the Prime Lease, the provisions of the Prime Lease shall govern. Subtenant specifically waives all claims against Sublandlord arising out of any such conflicts.

21.         Entry by Sublandlord. Subtenant shall permit Sublandlord or Prime Landlord or their authorized agent or representative entry into the Premises with reasonable notice and at reasonable times, in accordance with the provisions of the Prime Lease, for the purpose of entering to (i) show the Premises from time to time to potential new subtenants for the balance of the Sublandlord’s lease term under the Prime Lease, (ii) to make necessary repairs required to be made under the Sublease or the Prime Lease, and (iii) for other purposes specified in the Prime Lease.

22.         Binding Effect. This Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns. Sublandlord shall have the right to assign any or all of its rights and powers under this Sublease to Prime Landlord.

23.         Holding Over. If Subtenant retains possession of the Premises after the expiration of the Term, Subtenant shall pay to Sublandlord for each month of such holdover period as rent therefor an amount equal to one and one half (1.5) ) times the Monthly Base Rent then in effect under the Prime Lease, and shall indemnify Sublandlord and Prime Landlord for any and all liability, claims or damages incurred by Sublandlord and Prime Landlord as a result thereof. Sublandlord shall have no obligation to extend the term of the Prime Lease or this Sublease beyond the Termination Date. Additionally, Subtenant shall not cause, permit any act or fail to take any action which would permit Prime Landlord to terminate the Prime Lease prior to the Termination Date.

24.         Insurance. Subtenant, at its sole expense, shall obtain and keep in force the insurance required to be carried by Sublandlord under the Prime Lease. Subtenant agrees to furnish such insurance in the appropriate amounts naming Sublandlord and Prime Landlord as additional insureds with waivers of subrogation in favor of Prime Landlord and Sublandlord, as provided in the Prime Lease. Each such insurance policy shall contain a provision that such policies shall not be cancelled upon less than thirty (30) days prior written notice to Sublandlord. Subtenant will deliver certificates of insurance to Sublandlord (on forms reasonably acceptable to Sublandlord).

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25.         Termination of Sublease. If Prime Landlord has failed to approve this Sublease by March 31, 2011 (or a period may be extended by the mutual written agreement of Sublandlord and Subtenant), then this Sublease shall immediately terminate and be of no further force or effect.

26.         Waiver of Jury Trial. Sublandlord and Subtenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease or its termination, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Sublandlord commences an action for dispossession for nonpayment of Monthly Base Rent, Subtenant will interpose no counterclaim of whatever nature or description in any such proceeding.

27.         Non-Merger. Nothing herein shall be construed to merge the interests of Sublandlord and Subtenant, whether by operation of law or otherwise.

28.         Time of Essence. Time is of the essence with respect to all of Subtenant’s obligations under this Sublease.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease under seal as of the date first above written.

SUBLANDLORD:

MDxHealth, Inc., a Delaware corporation

By:	/s/ ILLEGIBLE
Name:
Title:

SUBTENANT:

Chimerix, Inc., a Delaware corporation

By:	/s/ Rose O’Mahony
Name: Rose O’Mahony
Title: VP Development

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EXHIBIT A

Floor Plan of Premises

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EXHIBIT B

Prime Lease

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EXHIBIT C

Furniture, Fixtures, and Equipment

•	9 desks

•	4 L-shaped (wood with drawers)

•	1 L-shaped with credenza (wood with drawers)

•	3 L-shaped with separate computer desk (dark wood with drawers)

•	1 L-shaped (light wood and metal construction)

•	8 file cabinets

•	5 wood lateral file cabinets with 2 drawers

•	3 metal file cabinets (4 drawers)

•	9 office chairs (with rollers)

•	8 leather

•	1 secretarial

•	10 bookshelves

•	9 wood w/ 4 shelves

•	1 wood w/ 2 shelves

•	2 cubical dividers (each w panel, L-shaped)

•	4 round tables

•	8 guest chairs (stationary)

•	5 white boards

•	Refrigerator

•	3 Storage cabinets w/ doors

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MERIDIAN PARK, DURHAM, NC

FIRST AMENDMENT TO SUBLEASE

This First Amendment to Sublease (“Amendment”) is dated as of the 14th day of March, 2012 by and between MDX.HEALTH, INC., a Delaware corporation (“Sublandlord”), and CHIMERIX, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.           Sublandlord and Subtenant entered into that certain Deed of Sublease Agreement dated as of March 7, 2011 (the “Sublease”) pursuant to which Subtenant leases certain premises including a portion of the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, NC.

B.           Sublandlord and Subtenant presently desire to extend the Initial Term of the Sublease, as more fully set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Defined Terms. All capitalized terms not defined herein shall have the same respective meanings as are given such terms in the Sublease unless expressly provided otherwise in this Amendment.

2.           Extension of Term. Section 3 of the Sublease is hereby deleted in its entirety and replaced with the following:

“3.          Term. The term of this Sublease (the “Initial Term”) shall commence March 21, 2011 (the “Commencement Date”) and shall continue until the February 28, 2013. Thereafter, unless either party has given written notice to the other at least thirty (30) days prior to February 28, 2013 of its decision not to extend this Sublease, the term of this Sublease (the “Extension Term” and, together with the Initial Term, the “Term”) shall be month-to-month and, except as otherwise provided herein, shall continue until either party shall give at least thirty (30) days prior written notice to the other of its intent to terminate this Sublease. If either party timely receives such notice from the other during the Extension Term, the Term of this Sublease shall expire on the thirtieth (30th) day after receipt of said notice (the “Extension Term Termination Date”). In no event shall the term of this Sublease extend beyond June 30, 2015. This Sublease shall automatically terminate upon the termination of the Prime Lease, in which case Subtenant shall surrender possession of the Premises on or before the termination date stated in Sublandlord’s notice.”

3.           Authority. Subtenant and each person executing this Amendment on behalf of Subtenant hereby covenants and warrants that (a) Subtenant is duly organized and validly existing under the laws of the States of Delaware and California, (b) Subtenant has full corporate power and authority to enter into this Amendment and to perform all Subtenant’s obligations under the Sublease, as amended by this Amendment, and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Subtenant is duly and validly authorized to do so.

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4.          Sublease in Full Force and Effect. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Subtenant hereby affirms to its knowledge that on the date hereof no breach or default by either party has occurred and that the Sublease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Sublease. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

IN WITNESS WHEREOF, Landlord and Subtenant have executed this Amendment as of the date first set forth above.

SUBLANDLORD:		SUBTENANT:

MDX.HEALTH, INC.,		CHIMERIX, INC.
a Delaware corporation		a Delaware corporation

By:	/s/ Joseph Sollee	By:	/s/ Timothy W. Trost

Name:	Joseph Sollee	Name:	Timothy W. Trost

Its:	VP Corp Dev & Legal Affairs	Its:	Sr. Vice President & CFO

ACKNOWLEDGEMENT AND ACCEPTANCE OF PRIME LANDLORD:

American Real Estate Partners

By:

Name:

Title:

Date:

2

MERIDIAN PARK, DURHAM, NC
SECOND AMENDMENT TO SUBLEASE

This Second Amendment to Sublease (“Amendment”) is dated as of the 5th day of February 2013 by and between MDXHEALTH, INC., a Delaware corporation (“Sublandlord”), and CHIMERIX, INC., a Delaware corporation (“Subtenant”).

R E C I T A L S

A. Sublandlord and Subtenant entered into that certain Deed of Sublease Agreement dated as of March 7, 2011 (the “Sublease”) pursuant to which Subtenant leases certain premises including a portion of the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, NC, as amended March 14, 2012.

B. Sublandlord and Subtenant presently desire to extend the term of the Sublease, as more fully set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Defined Terms. All capitalized terms not defined herein shall have the same respective meanings as are given such terms in the Sublease unless expressly provided otherwise in this Amendment.

2.                  Extension of Term. Section 3 of the Sublease is hereby deleted in its entirety and replaced with the following:

“3. Term. The term of this Sublease (the “Term”) shall commence March 21, 2011 (the “Commencement Date”) and shall continue until June 30, 2015. At any time from and after December 1, 2013 during the Term, Subtenant may at its discretion deliver written notice of its decision to terminate this Sublease. If Sublandlord timely receives such notice from Subtenant, the Term of this Sublease shall expire on the later of (a) the date that is ninety (90) days from the receipt of said notice or (b) the requested termination date set forth in said notice (the ‘Termination Date”). In no event shall the term of this Sublease extend beyond June 30, 2015. This Sublease shall automatically terminate upon the termination of the Prime Lease, in which case Subtenant shall surrender possession of the Premises on or before the termination date stated in Sublandlord’s notice.”

3.                  Authority. Subtenant and each person executing this Amendment on behalf of Subtenant hereby covenants and warrants that (a) Subtenant is duly organized and validly existing under the laws of the States of Delaware and California, (b) Subtenant has full corporate power and authority to enter into this Amendment and to perform all Subtenant’s obligations under the Sublease, as amended by this Amendment, and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Subtenant is duly and validly authorized to do so.

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4.                  Sublease in Full Force and Effect. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Subtenant hereby affirms to its knowledge that on the date hereof no breach or default by either party has occurred and that the Sublease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Sublease. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

IN WITNESS WHEREOF, Landlord and Subtenant have executed this Amendment as of the date first set forth above.

SUBLANDLORD:		SUBTENANT:

MDX.HEALTH, INC.,		CHIMERIX, INC.
a Delaware corporation		a Delaware corporation

By:	/s/ Jan Groen	By:	/s/ Timothy W. Trost

Name:	Jan Groen	Name:	Timothy W. Trost

Its:	CEO	Its:	Sr. Vice President & CFO

ACKNOWLEDGEMENT AND ACCEPTANCE OF PRIME LANDLORD:

American Real Estate Partners

By:

Name:

Title:

Date:
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